UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 13, 2015

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 NE 8th Street, Suite 800

Bellevue, Washington 98004

(Address of principal executive offices)

(425) 201-6100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated With Exit or Disposal Activities.

In connection with the previously announced acquisition by Blucora, Inc. (“Blucora” or the “Company”) of the HD Vest Financial Services® business and implementation of an operational strategy that focuses on the financial technology and services market, on October 13, 2015, the Blucora board of directors approved a plan to explore strategic alternatives with respect to its InfoSpace and Monoprice businesses, including divestitures of those businesses. Further, as announced on October 14, 2015, Blucora also intends to reduce corporate overhead expenses in connection with the shift in the Company’s strategic focus. The divestitures and the reduction in corporate overhead expenses are referred to herein as the “strategic plan.” Blucora expects that the strategic plan will be substantially completed by the end of fiscal 2016.

Blucora is unable at this time to make a good faith determination of cost estimates, or ranges of cost estimates, associated with the strategic plan. In accordance with Item 2.05 of Form 8-K, Blucora will timely file an amendment to this Current Report on Form 8-K after its determination of such estimates or ranges of estimates.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In recognition of Blucora’s plan to implement an operational strategy focusing on the financial technology and services market, on October 14, 2015, Blucora announced that William J. Ruckelshaus, Blucora’s current President and Chief Executive Officer, will resign from his position, to be effective when a permanent successor has been identified. In connection therewith, on October 14, 2015, the compensation committee of the board of directors approved an amended and restated employment agreement (the “Restated Agreement”) that extended the term of Mr. Ruckelshaus’ employment agreement through March 31, 2016. The Restated Agreement was entered into by Mr. Ruckelshaus on October 16, 2015. It is the Company’s intention that after his resignation as President and Chief Executive Officer as described above, Mr. Ruckelshaus will remain a member of Blucora’s board of directors and serve as Vice Chairman of the Board.

The foregoing description is a summary, does not purport to be a complete description of the Restated Agreement, and is qualified in its entirety by reference to the Restated Agreement, a copy of which will filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and may be subject to various risks and uncertainties, including that the actual costs associated with the strategic plan are greater than projected and those risk factors included in Blucora’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and Blucora undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

By	/s/ Mark A. Finkelstein
Mark A. Finkelstein
Chief Legal & Administrative Officer and Secretary

October 19, 2015